EXHIBIT 21.1

SUBSIDIARIES

Accel AB – Sweden
Dongguan Littelfuse Electronics Co., Ltd. – China
H.I. Verwaltungs GmbH – Germany
Hamlin Electronics (Suzhou) Co., Ltd. - China
Hamlin Electronics Europe Ltd – United Kingdom
Hamlin Electronics GmbH - Germany
LF Consorcio S. de R.L. de C.V. – Mexico
LFUS LLC - Delaware
Littelfuse Asia Holding B.V. – Netherlands
Littelfuse Asia Sales B.V. – Netherlands
Littelfuse Asia Technology C.V. - Netherlands
Littelfuse B.V. – Netherlands
Littelfuse Commercial Vehicle LLC – Delaware
Littelfuse Commercial Vehicle Products, Italy S.r.l. – Italy
Littelfuse Concord Semiconductor, Inc. – Taiwan
Littelfuse da Amazonia, Ltda. – Brazil
Littelfuse Electronics (Kunshan) Co., Ltd – China
Littelfuse Electronics (Shanghai) Co., Ltd. – China
Littelfuse Electronics Taiwan Co., Ltd. – Taiwan
Littelfuse Europe GmbH – Germany
Littelfuse Far East Pte. Ltd. – Singapore
Littelfuse GmbH – Germany
Littelfuse HK Limited – Hong Kong
Littelfuse Holding B.V. – Netherlands
Littelfuse Holding GmbH – Germany
Littelfuse Holding II B.V. - Netherlands
Littelfuse Holding III B.V. - Netherlands
Littelfuse Holding IV B.V. – Netherlands
Littelfuse Holding Limited - Ireland
Littelfuse Italian Holdings S.r.l. – Italy
Littelfuse Italy S.r.l. – Italy
Littelfuse Japan G.K. – Japan
Littelfuse KK – Japan
Littelfuse LT, UAB – Lithuania
Littelfuse Mexico Distribution S. de R.L. de C.V. – Mexico
Littelfuse Mexico Holding LLC – Delaware
Littelfuse Mexico Manufacturing B.V. – Netherlands
Littelfuse Netherland C.V. - Netherlands
Littelfuse Phils, Inc. – Philippines
Littelfuse S. de R.L. de C.V. – Mexico
Littelfuse Semiconductor (Wuxi) Co., Ltd. – China
Littelfuse Triad, Inc. – Korea
Productos Electromecanicos BAC, S. de R.L. de C.V. – Mexico
SSAC LLC – South Dakota
Startco Canada LP - Canada
Startco Engineering ULC - Canada
Suzhou Littelfuse OVS Ltd. – China
SymCom, Inc. – South Dakota